UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2022

PLANTRONICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12696	77-0207692
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Encinal Street

Santa Cruz, California 95060

(Address of principal executive offices)

(831) 426-5858

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	POLY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On August 29, 2022, Plantronics, Inc., a Delaware corporation (“Poly” or the “Company”), and HP Inc., a Delaware corporation (“HP” or “Parent”), completed the previously announced transactions contemplated by the Agreement and Plan of Merger, dated as of March 25, 2022 (the “Merger Agreement”), among the Company, HP and Prism Subsidiary Corp., a Delaware corporation and wholly owned subsidiary of HP (“Merger Sub”). Pursuant to the Merger Agreement, upon completion of the merger, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of HP. The Merger became effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware on August 29, 2022 (the “Effective Time”).

Item 1.02.	Termination of a Material Definitive Agreement.

The information provided in the Introductory Note of this Current Report on Form 8-K (this “Current Report”) is incorporated herein by reference.

Termination of the Credit Agreement

Concurrently with the closing of the Merger, the Company terminated and repaid in full all outstanding obligations under the Credit Agreement, dated as of July 2, 2018, among the Company, as borrower, Wells Fargo Bank, National Association, as administrative agent, and the lenders from time to time thereto (as amended, restated or otherwise modified, the “Credit Agreement”), and made arrangements with the applicable counterparties for the termination of certain interest rate swap transactions that the Company entered into in connection with the Credit Agreement. In connection with the termination and repayment in full of all outstanding obligations under the Credit Agreement, all related liens and security interests were terminated and released.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and in Items 3.03, 5.01, 5.02, 5.03 and 7.01 of this Current Report is incorporated herein by reference.

At the Effective Time, each share of common stock, $0.01 par value, of the Company (the “Company Common Stock”) outstanding immediately prior to the Effective Time (other than certain excluded shares as described in the Merger Agreement) was canceled and converted into the right to receive cash in the amount of $40.00 per share (the “Per Share Price”), without interest and subject to applicable withholding.

At or immediately prior to the Effective Time, each of the Company’s outstanding stock options had an exercise price per share equal to or greater than the Per Share Price and was therefore canceled without payment.

At or immediately prior to the Effective Time, the Company’s equity-based awards were treated in the following manner:

•	Each outstanding share of restricted stock of the Company vested in full and was converted into the right to receive the Per Share Price.

•	Each outstanding restricted stock unit of the Company (a “Company RSU”) that was granted prior to the date of the Merger Agreement was canceled and converted into the right to receive an amount in cash equal to the Per Share Price multiplied by the number of shares of Company Common Stock subject to such Company RSU.

•	Each outstanding Company RSU that was subject to performance-based vesting conditions (a “Company PSU”) that was granted prior to the date of the Merger Agreement was canceled and converted into the right to receive an amount in cash equal to the Per Share Price multiplied by the total number of shares of Company Common Stock subject to such Company PSU, with the number of vested Company PSUs calculated by the Leadership Development and Compensation Committee of the Board of Directors of the Company (the “Company Board”) in accordance with the terms of the applicable Company stock plan and award agreement governing such Company PSUs.

•	Each outstanding Company RSU that was granted on or after the date of the Merger Agreement (a “Company Interim RSU”) was assumed by Parent and converted into a restricted stock unit of Parent (each, an “Assumed RSU”) with respect to a number of shares of common stock of Parent (the “Parent Common Stock”) (rounded down to the nearest whole share) that was equal to the number of shares of Company Common Stock subject to such Company Interim RSU immediately prior to the Effective Time multiplied by the quotient obtained by dividing (a) the Per Share Price by (b) the average closing price per share of Parent Common Stock on the NYSE (as defined below) for the ten trading-day period ending on the trading day preceding the date of the closing of the Merger. Each such Assumed RSU remains subject to the vesting schedule that was applicable to such Company Interim RSU and the other terms and conditions applicable to such Company Interim RSU as in effect immediately prior to the closing of the Merger.

•	Each outstanding Company PSU that was granted on or after the date of the Merger Agreement (a “Company Interim PSU”) was canceled and exchanged for a Company Interim RSU with respect to a number of shares of Company Common Stock equal to the number of shares of Company Common Stock subject to such Company Interim PSU with respect to target performance (on a one-for-one basis), and with the same remaining time-based vesting schedule that would have been applicable had the Company Interim PSU been initially granted as a Company Interim RSU, and such award was treated as a Company Interim RSU as described above.

The description of the Merger and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on March 28, 2022, and is incorporated by reference herein.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under the Introductory Note and Item 2.01 of this Current Report is incorporated by reference into this Item 3.01.

On August 29, 2022, in connection with the completion of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) that the Merger had been completed, and requested that the NYSE suspend trading of the Company Common Stock on the NYSE and withdraw the Company Common Stock from listing on the NYSE prior to the opening of trading on August 29, 2022. The NYSE has filed, or will file, a notification of removal from listing on Form 25 with the SEC with respect to the Company Common Stock in order to effect the delisting of such shares from the NYSE. Such delisting will result in the deregistration of the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Form 15 requesting the deregistration of the Company Common Stock under Section 12(g) of the Exchange Act, which will suspend the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act with respect to the Company Common Stock.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Items 2.01, 3.01 and 5.03 of this Current Report is incorporated by reference into this Item 3.03.

At the Effective Time, the holders of Company Common Stock immediately before the Merger ceased to have any rights as stockholders of the Company (other than their right to receive the Per Share Price in accordance with the terms of the Merger Agreement).

Item 5.01.	Change in Control of Registrant.

The information set forth in the Introductory Note and the information set forth under Items 2.01, 3.03 and 5.02 of this Current Report is incorporated by reference into this Item 5.01.

As a result of the consummation of the Merger, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of HP. HP funded the acquisition through a combination of cash on hand and debt financing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this Current Report is incorporated by reference into this Item 5.02.

In connection with the consummation of the Merger, Robert Hagerty, Marvin Tseu, David M. Shull, Kathy Crusco, Brian Dexheimer, Greggory Hammann, Guido Jouret, Talvis Love, Marshall Mohr, Daniel Moloney and Yael Zheng, being all of the directors of the Company immediately prior to the Effective Time, resigned from the Company Board (and all of the committees thereof). No director resigned as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with the consummation of the Merger and in accordance with the terms of the Merger Agreement, Rick E. Hansen, the sole director of Merger Sub as of immediately prior to the Effective Time, along with Brian Lynn, became directors of the Company, effective as of the Effective Time.

In connection with the consummation of the Merger, Rick E. Hansen became an officer of the Company, and each of David M. Shull, Charles Boynton, Carl Wiese and Lisa Bodensteiner continued as officers of the Company, in each case immediately following the Effective Time.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and Item 2.01 of this Current Report is incorporated by reference into this Item 5.03.

At the Effective Time, the restated certificate of incorporation of the Company that was in effect immediately prior to the Effective Time was amended and restated to be in the form of Exhibit A to the Merger Agreement (the “Certificate of Incorporation”). In addition, at the Effective Time, the amended and restated bylaws of the Company as in effect immediately prior to the Effective Time were amended and restated in their entirety to be in the form of the bylaws of Merger Sub as in effect immediately prior to the Effective Time (the “Bylaws”). Copies of the Certificate of Incorporation and the Bylaws are filed as Exhibits 3.1 and 3.2 to this Current Report, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 25, 2022, among Plantronics, Inc., HP Inc., and Prism Subsidiary Corp. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on March 28, 2022)*
3.1	Amended and Restated Certificate of Incorporation of Plantronics, Inc.
3.2	Amended and Restated Bylaws of Plantronics, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request. The Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PLANTRONICS, INC.

Dated:	August 29, 2022	By:	/s/ Lisa Bodensteiner
			Name:	Lisa Bodensteiner
			Title:	Chief Legal and Compliance Officer and Corporate Secretary